Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 0)

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Preliminary Proxy Statement |_|

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) |_|

Definitive Proxy Statement |_|

Definitive Additional Materials |X| Soliciting Material Pursuant to ss. 240.14a-12 |_|

THE ALASKA AIR GROUP, Inc. ("the Company-AAG")
(Name of Registrant as Specified In Its Charter)

Richard D. Foley, Stephen Nieman and Terry K. Dayton (Name of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required |X|

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies:
As of December 31, 2005, there were 33,454,146 shares of common stock of Alaska Air Group, Inc. issued and outstanding and 3,875 shareholders of record.

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:
|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid: 2) Form, Schedule or Registration Statement No.:

3) Filing Party: Stephen Nieman, Richard D. Foley and Terry K. Dayton for the 2006 CHALLENGERS

4) Date Filed: May 18, 2006

Be it known that the 2006 AAG CHALLENGER Internet proxy solicitation, which commenced on May 5, 2006, has ended on May 17, 2006 with the conclusion of the annual meeting the day before. At this point in time, we plan no further solicitation of proxies from any stockholder holding securities at the AAG or any other company. Thank you~~The 2006 AAG CHALLENGERS